Exhibit 99.1

Simmons First to Acquire Metropolitan National Bank

PINE BLUFF, Ark., Sept. 12, 2013 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) announced today the U.S. Bankruptcy Court approved a Stock Purchase Agreement between SFNC and Rogers Bancshares, Inc. ("RBI") for the stock of Metropolitan National Bank ("MNB"). SFNC will purchase all of the issued and outstanding shares of common stock free and clear of all liens, claims and encumbrances, and assumes no liabilities of RBI. Under the terms of the agreement, RBI will receive $53.6 million in cash. The transaction is expected to close during the fourth quarter of 2013 and is subject to customary regulatory approval.

"Simmons First has had a long, positive history with the Rogers family and Metropolitan National Bank," said George A. Makris, Jr, Simmons First CEO-Elect. "We believe the acquisition fits nicely into our footprint and will enable us to better meet our combined customers' needs in Central and Northwest Arkansas."

MNB, a national bank headquartered in Little Rock, Arkansas, with branches in 14 other communities in the state, has a rich history of providing exemplary customer service to the communities in which it is located. SFNC will combine the operations of MNB with Simmons First National Bank and expects to continue to provide the highest quality customer service throughout the combined service area.

MNB Highlights:

  Assets of $991 million
  Loans of $484 million
  Deposits of $862 million
        ◦  Over 90,000 customer accounts
        ◦  Noninterest bearing deposit accounts of 17% of total deposits
  Trust assets under management of $370 million
  Total equity of $62 million, with a Tier 1 leverage ratio of 6.46%

SFNC was advised by Sterne Agee & Leach, Inc. and the law firm of Quattlebaum, Grooms, Tull & Burrow, PLLC.  RBI was advised by Keefe, Bruyette & Woods and the law firms of Fenimore, Kay, Harrison & Ford, Bracewell & Giuliani, and Williams & Anderson.

Simmons First National Corporation is a $3.6 billion Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas.  The Company's eight banks conduct financial operations from 91 offices, of which 87 are financial centers, in 54 communities, in Arkansas, Kansas and Missouri.  The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

Conference Call

Simmons First management will conduct a conference call to review this information beginning at 4:00 p.m. Central Time on Thursday, September 12, 2013. Interested persons can listen to this call by dialing toll-free 1-888-576-4398 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 3505536. In addition, the call will be available live or in recorded version on the Company's website at www.simmonsfirst.com.

Additional information regarding the acquisition is provided in a supplemental presentation available under the "Investor Relations" section on the Company's website at www.simmonsfirst.com.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements of this type speak only as of the date of this news release.  By nature, forward-looking statements involve inherent risk and uncertainties.  Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements regarding the Metropolitan National Bank acquisition are based on currently available information.  Actual results could differ materially after the consummation of this acquisition.  Additional information on factors that might affect Simmons First National Corporation's financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000